MORGAN STANLEY INSTITUTIONAL FUNDS
Rule 10f-3 Transactions (Purchase of Securities by Portfolio From an Underwriting Syndicate in which an Affiliate is a Member) (1)
"January 1, 2004 - June 30, 2004"


							SHARES/		AMT OF
		  PARTICIPATING	      TRADE   PRICE/	PAR AMT	PUR'D	OFFER	  %
UNDERWRITING	  PORTFOLIO(s)	      DATE   SHARE(2)	(000)	FROM	(000)	  UW


Elizabeth Arden,   MS GlobalOppBond  1/8/04   100.00	15	CSFB	$225,000 0.007%
Inc.,due 7.75%     MS High Yield     1/8/04   100.00	80 	CSFB		 0.035%
01/15/14           UIF High Yield    1/8/04   100.00	45 	CSFB		 0.020%
							140			 0.062%

Primus Telecom 	   MS GlobalOppBond  1/13/04  100.00	50	LB	$240,000  0.020%
 Group, due 8.00%  MS High Yield     1/13/04  100.00	265 	LB		  0.110%
	 01/15/14  UIF High Yield    1/13/04  100.00	150 	LB		  0.063%
		   					465			  0.193%

Assurant, Inc.	   MSIF US MidCapValue2/4/04  22.00	55.4 	ML      $80,000  0.069%
		   UIF US MidCapValue 2/4/04  22.00	34.2 	ML      	 0.043%
							89.6			 0.112%

The St. Joe Co.	   MSIF US Real Estate 2/10/04	39.20	36.9 	LM	$6,000    0.615%
		   UIF US Real Estate  2/10/04	39.20	27.9 	LM		  0.465%
							64.8 			  1.080%

Affordable 	   MSIF US Real Estate 2/11/04	19.00	92.3 	ML	$24,509   0.376%
 Residential	   UIF US Real Estate  2/11/04	19.00	69.8 	ML		  0.284%
   Communities						162.1 			  0.660%

Indian 		   MS Emerging Markets  3/1/04	3.76	21 	KOTAK	$71,850   0.029%
 Petrochemicals	   MS India Investment  3/1/04	3.76	437 	KOTAK		  0.608%
   Corp. Ltd	   MSIF Emerging Markets3/1/04  3.76	79 	KOTAK		  0.109%
		   UIF Emerging Markets 3/1/04	3.76	25 	KOTAK		  0.034%
							562 			  0.780%

The Rouse  	  UIF Equity&Income	3/10/04	99.69	25 	JPMorgan$400,000  0.006%
 Company	  UIFCorePlusFixedIncome3/10/04	99.69	195 	JPMorgan	  0.049%
		 					220 			  0.055%

Oil and Natural    MS Emerging Markets  3/23/04	16.63	8.2 	KOTAK	$142,593 0.006%
Gas Corp.	   MS India Investment  3/23/04	16.63	277 	KOTAK		 0.194%
   	   	   MSIF Emerging Markets3/23/04 16.63	31.7	KOTAK		 0.022%
		   UIF Emerging Markets 3/23/04	16.63	10.6	KOTAK		 0.007%
							327.5 			 0.229%

Sirf Technology	   MSIF Technology	4/21/04	12.00	2.3 	CSFB    $11,000   0.021%
 Holdings, Inc.	   UIF Technology	4/21/04	12.00	3.1 	DB       	  0.028%
							5.4 			  0.049%

Accenture  	  MSIFEquity&Income	4/28/04	23.50	18 	SGCowen&co$50,000 0.036%
 		  UIF Equity&Income	4/28/04	23.50	9	SGCowen&co        0.018%
							27			  0.054%

Conseco, Inc.	   UIF Mid Cap Growth   5/6/04	18.25	16.5 	GS	$44,000   0.038%
		   UIF Mid Cap Value	5/6/04  18.25	59.5	GS		  0.135%
							76.0			  0.173%

Conseco Inc.  	  UIF Equity&Income	5/6/04	25.00	3.5 	GS 	$24,000   0.015%
 Convertible
  Preferred

Global Payments,   UIF Mid Cap Growth   5/12/04	44.25	5.2 	Citi	$6,928    0.075%
   Inc.

Leiner Health 	   MS Global Opp Bond   5/24/04	100.00	35 	UBS	$150,000  0.023%
 Products, due 11% MS High Yield	5/24/04	100.00	180 	UBS		  0.120%
	06/01/12  UIF High Yield	5/24/04	100.00	110 	UBS		  0.073%
							325 			  0.216%

China Mengniu Dairy
Co., Ltd.	   MS Emerging Markets  6/7/04  0.51    72	BNP  	$350,000  0.021%
		   MSIF	Emerging Markets6/7/04	0.51	257	BNP		  0.073%
		   MS Asia Pacific	6/7/04  0.51	89	BNP		  0.025%
		   UIF Emerging Markets 6/7/04	0.51	89	BNP		  0.025%
	          					507			  0.144%


Ping An Insurance
Co.of
China,Ltd  MS Emerging Markets  6/18/04  1.34   837  GS(Asia)$1,387,892 0.060%
	   MSIF Emerging Markets6/18/04	 1.34   2986  GS(Asia)	        0.215%
	   MS Asia Pacific      6/18/04  1.34	569   GS(Asia)	        0.041%
	   UIF Emerging Markets	6/18/04	 1.34	1031  GS(Asia)	        0.074%
	          				5423			0.390%
Harrah's Operatng
Co. Inc., due 5.50%
7/10		  MSIFTCorePlusFixedInc	6/22/04 99.14  	1705	JPMorgan $750,000 0.227%
		  UIF CorePlusFixedInc 	6/22/04	99.14	255	JPMorgan	  0.034%
							1960			  0.261%

Salesforce.com 	  MSIFSmallCompanyGrowth6/22/04 11.00	19.3    UBS	$10,000 0.193%
	          MSIF Technology 	6/22/04	11.00	1.2	UBS		0.012%
		  UIF Mid Cap Growth	6/22/04	11.00	2 	UBS	        0.020%
 		  UIF SmallCompanyGrowth6/22/04	11.00	.5 	UBS		0.005%
		  UIF Technology	6/22/04	11.00	2 	UBS		0.020%
							25			0.250%
GOL Linhas Aereas
Intel ADR	  MS Emerging Markets   6/23/04	17.00	13.4	ML	$33,050	  0.041%
		  MSIF Emerging Markets	6/23/04	17.00	46	ML		  0.139%
   		  UIF Emerging Markets  6/23/04 17.00	16.3	ML		  0.049%
							75.7			  0.229%

Kabel Deutschland UIF High Yield	6/24/04	100.00	310	DB	$610,000  0.051%


(1) All transactions were completed in accordance with Rule 10f-3 and Board approved Rule 10f-3 procedures.
(2) All prices in U.S. Dollar unless otherwise noted

Morgan Stanley Closed End Institutional Funds ("MS")
Morgan Stanley Institutional Fund, Inc. ("MSIF")
The Universal Institutional Funds, Inc. ("UIF")

BNP - BNP Paribas Peregrine
Citi - CitiGroup
CSFB - Credit Suisse First Boston
DB - Deutsche Bank
GS - Goldman Sachs
GS(Asia) - Goldman Sachs (Asia) LLC
LB - Lehman Brothers
LM - Legg Mason
ML - Merrill Lynch
UBS - UBS Warburg